Exhibit 99.1

KULR Technology Group Enters into Lithium-Ion Battery
Transportation Partnership with Heritage Battery Recycling

SAN DIEGO / GLOBENEWSWIRE / September 14, 2021 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announced that it will provide its KULR Tech-Safe Case to lithium-ion battery recycler Heritage Battery Recycling (“HBR”), a new platform company of The Heritage Group, for the safe transportation logistics of HBR's battery collection operations across North America.

HBR, through its sister companies, maintains access to over 100,000 customer locations, 2,500 employees, and a fleet of over 1,300 power units and 108 facility locations across North America.

Based upon successful space designed solutions for NASA that were deployed on the International Space Station for safely storing laptop lithium-ion batteries, the KULR-Tech Safe Case is one of the Company’s recently leading product lines entering into commercial markets. By way of their patented, NASA-proven Thermal Runaway Shield technology, KULR is the only company in the world with a product approved by the US Department of Transportation for storage and transport of lithium-ion batteries that can manage up to a capacity of 2.1 kWh for recycled, prototype and DDR (damaged, defective and recall) batteries. The KULR-Tech Safe Case is also designed to be reusable – creating a greener and healthier environment for ourselves and for future generations.

The market size for lithium-ion batteries is forecasted to exceed $116 billion by 2030 with a projected CAGR of 12.3% from 2021 to 2030, according to a 2021 report by Research and Markets. Growing adoption of electric vehicles along with declining prices of lithium-ion batteries — coupled with government initiatives to promote sustainable energy utilization, will drive the lithium-ion battery market size.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

About Heritage Battery Recycling

Heritage Battery Recycling, LLC is a privately held, family-owned business headquartered in Indianapolis. Leveraging over 50 years of organizational experience in environmental management among its affiliates and collaborators, Heritage Battery Recycling, LLC was formally launched in 2020 as a new sustainability platform of The Heritage Group. The company provides a full-service battery management offering to manufacturers, users, and service providers in the battery industry. To learn more about Heritage Battery Recycling, please visit www.SolvedByHBR.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com